News Release Nektar Therapeutics 201 Industrial Road San Carlos, CA 94070 650-631-3100 Phone 650-631-3150 Fax www.nektar.com

Nektar Sells Pulmonary Business to Novartis for $115 Million and Nektar Retains Key Pulmonary Programs Including Amikacin Inhale, Inhaled Vancomycin, and Ciprofloxacin Inhalation Powder

SAN CARLOS, Calif., Oct 21, 2008 -- Nektar Therapeutics (Nasdaq: NKTR) today announced that Novartis AG has agreed to acquire from Nektar specific pulmonary delivery assets, technology, and intellectual property for $115 million in cash.

“This agreement will allow us to focus our efforts on the development of novel therapeutics using our PEGylation and conjugate chemistry-based drug development platforms,” said Nektar President and CEO Howard W. Robin. “The transaction also strengthens our balance sheet and significantly reduces expenses. It is a perfect example of our ability to monetize assets that had little future value for Nektar.”

Novartis will assume ownership of certain dry powder and liquid pulmonary formulation and manufacturing assets, including capital equipment and manufacturing facility capital lease obligations. The agreement also transfers to Novartis approximately 140 Nektar personnel, as well as certain intellectual property and manufacturing methods. Additionally, Nektar will transfer manufacturing and royalty rights to the Tobramycin inhalation powder (TIP) program, already partnered with Novartis.

Nektar will retain ownership of its Bayer HealthCare-partnered program NKTR-061 (Amikacin Inhale), scheduled to enter Phase 3 clinical trials by year-end, and royalties to Ciprofloxacin inhaled powder (CIP), also partnered with Bayer HealthCare. Likewise, Nektar will retain NKTR-063 (inhaled vancomycin), a proprietary program scheduled to enter Phase 2 development in the U.S. early next year, as well as all intellectual property specific to inhaled insulin.

The transaction is subject to customary closing and regulatory conditions, including expiration of the 30-day waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Novartis and Nektar expect to complete the transaction on December 31, 2008. Nektar's financial guidance for 2008 will remain unchanged, excluding the positive effects of this transaction.

JPMorgan acted as exclusive financial advisor to Nektar.

Nektar to Host Investor Conference Call Tuesday October 21 at 7:30 AM Pacific time/10:30 AM Eastern to Discuss Novartis Transaction

Howard Robin, president and chief executive officer, will host a conference call Tuesday, October 21, 2008, beginning at 7:30 AM Pacific time/10:30 am Pacific time. A live audio-only Webcast of the conference call can be accessed through a link that is posted on the Investor Relations section of the Nektar website: http://www.nektar.com. The web broadcast of the conference call will be available for replay through Tuesday, November 4, 2008.

To access the conference call by phone, follow these instructions:

Dial: 866-713-8566 (U.S.); +1-617-597-5325 (international)
Passcode: 44107011 (Howard Robin is the host)

An audio replay of the call will also be available shortly following the call through Tuesday, November 4, 2008 and can be accessed by dialing (888-286-8010) (U.S.); or 617-801-6888 (international) with a passcode of 50627256.

About Nektar

Nektar Therapeutics is a biopharmaceutical company developing novel therapeutics based on its PEGylation and conjugate chemistry technology platforms. Nektar's technology and drug development expertise have enabled nine approved products for partners, which include leading biopharmaceutical companies. Nektar is also developing a robust pipeline of its own high-value therapeutics that addresses unmet medical needs by leveraging and expanding its technology platforms to improve and enable molecules.

This press release contains forward-looking statements regarding the transaction with Novartis and reflect the company's current views as to its products, development programs, science and technology and business prospects. These forward-looking statements involve risks and uncertainties, including but not limited to: (i) the transaction cannot close unless certain conditions are satisfied, including Hart-Scott-Rodino, obtaining of third party consents, and the company’s representations and warranties being materially true at closing; (ii); the company and Novartis have mutual indemnifications obligations; (iii) the company's proprietary product candidates and those of its partners are in the early phases of clinical development and the risk of failure is high and can occur at any stage prior to regulatory approval; (iv) the company or its partners may not be able to successfully obtain regulatory approval for product candidates; and (v) the company's patent applications for its technology platforms and proprietary or partner product candidates may not issue, patents that have issued may not be enforceable, or intellectual property licenses from third parties may be required in the future. Important risks and uncertainties are detailed in the company's reports and other filings with the Securities and Exchange Commission, including the Form 8-K filed today and its most recent Quarterly Report on Form 10-Q filed on August 8, 2008. Actual results could differ materially from the forward-looking statements contained in this press release. The company undertakes no obligation to update forward-looking statements, whether as a result of new information, future events or otherwise. For more information on Nektar Therapeutics, please visit http://www.nektar.com.

Nektar Contacts:

For Investors:
Stephan Herrera
Senior Director, Investor Relations
+1 415 488 7699
Email: sherrera@nektar.com
and
Jennifer Ruddock
Senior Director, Investor Relations
Nektar Therapeutics
+1 650 631 4954
Email: jruddock@nektar.com

For Media:
Susan Noonan
The SAN Group
susan@sanoonan.com
+1 212 966 3650

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